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                                 FORM 8-K

                              CURRENT REPORT


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)  November 21, 1994



 Commission       Registrant; State of Incorporation;      IRS Employer
 File Number         Address; and Telephone Number       Identification No


   1-9513               CMS ENERGY CORPORATION              38-2726431
                       (A Michigan Corporation)
                   Fairlane Plaza South, Suite 1100
                         330 Town Center Drive
                       Dearborn, Michigan 48126
                            (313) 436-9261


   1-5611               CONSUMERS POWER COMPANY             38-0442310
                       (A Michigan Corporation)
                       212 West Michigan Avenue
                       Jackson, Michigan  49201
                            (517) 788-1030


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ITEM 5.  OTHER EVENTS.

Palisades Plant

On November 21, 1994, Consumers Power Company issued the following press release regarding it's Palisades Nuclear Plant:

         JACKSON, Mich., November 21, 1994 -- Consumers Power Company officials met today with staff of the U.S. Nuclear Regulatory Commission
(NRC) to review the condition of the Palisades nuclear plant's reactor vessel. As the holder of a license to operate a pressurized water reactor, Consumers Power, like all other utilities with pressurized water reactors, is required to calculate and report to the NRC an analysis relating to the continuing ability of the reactor vessel to withstand a postulated "pressurized thermal shock" event during its remaining license life.

         The Company had previously received interim NRC staff concurrence on its analysis demonstrating that the reactor vessel would meet established requirements through the year 2004, but recently available and evaluated test data has caused the Company to revise that forecast. The Company's revised analysis, which concludes that the reactor vessel will meet established requirements without any actions by the utility through at least 1998, is currently being evaluated by the NRC. The NRC has requested and the Company has agreed to continue its analysis and to provide the NRC periodic updates of its findings.

         "Because the plant is licensed to operate through the year 2007, this new data has caused us to accelerate our development of options to extend the life of the reactor vessel," said David W. Joos, senior vice president of nuclear, rates and marketing.

         The Palisades plant has a rated capacity of 780 megawatts of electricity, enough to serve a community of more than 450,000 residents.

         Consumers Power Company, the principal subsidiary of CMS Energy Corporation, is Michigan's largest natural gas and electric utility serving six million of the state's nine and one-half million residents in all 68 Lower Peninsula counties.
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                                SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.






                          CMS ENERGY CORPORATION



Dated:   November 22, 1994      By:     S. Kinnie Smith, Jr
                                   ------------------------------------
                                             S. Kinnie Smith
                                         Vice Chairman of the Board





                          CONSUMERS POWER COMPANY



Dated:   November 22, 1994     By:    S. Kinnie Smith, Jr
                                  ------------------------------------
                                            S. Kinnie Smith
                                        Vice Chairman of the Board
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